Exhibit 99(a)(1)(B)

Return to:
VII Peaks Co-Optivist Income BDC II, Inc.
2401 Kerner Blvd.
San Rafael, CA 94901

VII Peaks Investor Relations
Toll-Free: 855-889-1778

Letter of Transmittal

This is the Letter of Transmittal for the Share Repurchase Program pursuant to the Offer to Purchase dated August 26, 2014 (the “Offer to Purchase”) to purchase 105,419 shares of issued and outstanding common stock, par value $0.001 per share (the “Shares”), of VII Peaks Co-Optivist Income BDC II, Inc. (the “Company”) at a purchase price in cash equal to 90% of the offering price per Share as of September 30, 2014 (the “Purchase Price”).

THE OFFER WILL EXPIRE AT 5:00 P.M., PACIFIC TIME,
ON SEPTEMBER 30, 2014 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED.

Any questions concerning the Offer to Purchase or this Letter of Transmittal may be directed to the following address:

VII Peaks Co-Optivist Income BDC II, Inc.

2401 Kerner Blvd.

San Rafael, CA 94901
855-889-1778

Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above will not constitute a valid delivery to the Company.

The Offer to Purchase and this entire Letter of Transmittal, including the accompanying instructions, should be read carefully before this Letter of Transmittal is completed.

IF YOU WISH TO RETAIN YOUR SHARES YOU NEED NOT TAKE ANY ACTION.

SIGNATURES MUST BE PROVIDED ON PAGE 6.

Instructions

FORMING PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL

1. Guarantee of Signatures. Signatures on this Letter of Transmittal must be guaranteed, if applicable, in Box 4 in accordance with Rule 17Ad–15 (promulgated under the Securities Exchange Act of 1934, as amended) by an eligible guarantor institution that is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, by a commercial bank or trust company having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country (an “Eligible Institution”).

2. Delivery of Letter of Transmittal. This Letter of Transmittal, properly completed and duly executed, should be sent by mail or courier or delivered by hand to the Company in each case at the address set forth on the front page of this Letter of Transmittal, in order to make an effective tender. A properly completed and duly executed Letter of Transmittal must be received by the Company at the address set forth on the front page of this Letter of Transmittal by 5:00 p.m., Pacific Time, on September 30, 2014, unless the Offer (as defined below) is extended. The Purchase Price will be paid and issued in exchange for the Shares tendered and accepted for purchase by the Company pursuant to the Offer to Purchase in all cases only after receipt by the Company of a properly completed and duly executed Letter of Transmittal.

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The method of delivery of all documents is at the option and risk of the Signatory (as defined below) and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

3. Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Shares to be tendered, the signature(s) of the holder on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares, unless such Shares have been transferred by the registered holder(s), in which event this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the stock ledger maintained in book-entry form by Phoenix American Financial Services, Inc., the Company’s transfer agent.

(b) If any Shares tendered with this Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c) If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares listed, such person must so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted.

4. Withholding. Each stockholder accepting the Offer who has not previously submitted to the Company a correct, completed and signed Internal Revenue Service (“IRS”) Form W-9 (“Form W-9”) or substituted Form W-9 (included with the original subscription) (for U.S. Stockholders) or IRS Form W-8BEN (“Form W-8BEN”), IRS Form W-8IMY (“Form W-8IMY”), IRS Form W-8ECI (“Form W-8ECI”), or other applicable form (for Non-U.S. Stockholders), or otherwise established an exemption from such withholding, must submit the appropriate form to the Company. This form requirement is intended to prevent the potential imposition of U.S. federal backup withholding tax on the gross payments made pursuant to the Offer, prior to receiving such payments. A stockholder should consult his or her tax advisor as to his or her qualification for exemption from the backup withholding requirements and the procedure for obtaining an exemption.

5. Determinations of Validity. All questions as to the form of documents and the validity of Shares will be resolved by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any deliveries of any Shares that are not in proper form, or the acceptance of which would, in the opinion of the Company, be unlawful. The Company reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any Shares, provided that any such waiver shall apply to all tenders of Shares.

6. Cost Basis. The Company has elected the first-in, first-out (FIFO) method as the default for calculating cost basis for covered shares as defined in the Company’s offering documents. If you wish to change your cost basis method, please complete Section 3 of the form below.

PHOENIX AMERICAN FINANCIAL SERVICES, INC., AS ADMINISTRATOR FOR THE COMPANY, WILL NOT BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND WILL NOT INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

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IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE(S) MUST BE RECEIVED BY THE COMPANY PRIOR TO THE EXPIRATION OF THE OFFER.

Letter of Transmittal - PLEASE CAREFULLY REVIEW THE INSTRUCTIONS AND COMPLETE THE FOLLOWING PAGE

Ladies and Gentlemen:

The person(s) signing this Letter of Transmittal (the “Signatory”) hereby tender(s) to the Company, which is an externally managed, non-diversified, closed-end management investment company incorporated in Maryland, the number of Shares specified on page 4 for purchase in cash by the Company at a purchase price equal to 90% of the offering price per Share determined as of September 30, 2014, under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal, together with any amendments or supplements thereto, collectively constitute the “Offer”).

Subject to, and effective upon, acceptance for payment of, or payment for, Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the Signatory hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Shares that are being tendered hereby that are purchased pursuant to the Offer, and hereby irrevocably constitutes and appoints Phoenix American Financial Services, Inc. as attorney-in-fact of the Signatory with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions set forth in the Offer.

The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the Signatory understands that the Shares not purchased, if any, will continue to be held by the Signatory and will not be tendered.

The Signatory understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the Signatory and the Company upon the terms and subject to the conditions of the Offer.

The Signatory understands that the payment of the Purchase Price for the Shares accepted for purchase by the Company will be made as promptly as practicable by the Company following the conclusion of the Offer and that in no event will the Signatory receive any interest on the Purchase Price or any distributions declared for record dates that occur after the date the Company accepts the Signatory’s shares for repurchase. Payment of the Purchase Price for the Shares tendered by the undersigned will be made on behalf of the Company by check or bank wire or ACH in accordance with the Signatory’s distribution instructions provided.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer, this tender is irrevocable.

The Signatory hereby acknowledges that capitalized terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

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One	Investor Information

Print name(s) as registered on the account.	Name(s) On the Account

	Account Number	Social Security Number or TIN on Account
Financial Advisor Name and Phone Number

Two	Share Repurchase Request

Enter Amount	Number of Shares you are submitting for repurchase at a purchase price equal to 90% of the offering price per Share as of September 30, 2014:
o All Shares as of the Expiration Date, or
o Other number of Shares ____________
NOTE :

If the aggregate amount of Shares tendered for repurchase exceeds the number of Shares the Company seeks to repurchase, the Company will repurchase Shares on a pro rata basis. Further an investor with no Shares outstanding after the completion of this Offer will receive any accrued distributions as a separate cash distribution.

Three	Cost Basis Reporting

Per the Internal Revenue Service (“IRS”) regulation “Basis Reporting by Securities Brokers and Basis Determination for Stock,” the Company is required to know the cost accounting method the holder(s) would like the Company to use in calculating the gain or loss associated with this repurchase request. If the holder(s) does not provide this information, the Company will use its chosen default method, First-In, First-Out (FIFO). Note that the Company’s default method may not be the most tax advantageous method. The holder(s) may want to consult their financial advisor or tax professional before completing this section.

Select one option then complete the additional information requested, if applicable:

☐ First-In, First-Out (FIFO) First-In, First-Out uses the first lots purchased into the account to determine the cost basis of the Shares and to calculate the gain or loss.

☐ Specific Share Identification Specific Share Identification allows the holder(s) to select the Shares from any purchase or reinvested lot that has not previously been sold. Indicate in the table below the number of Shares and date of purchase for each lot to be repurchased in this transaction. To the extent all Shares tendered are not accepted by the Company, the Company will use the Shares listed in the first row of the table and proceed to the next row(s) as necessary until all Shares accepted by the Company are accounted.

	Number of Shares	Date of Purchase

☐ Other _____________________________________________________________

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Four	Payment Instructions

Payment Method

Indicate how you wish to receive your payment below. If an option is not selected, a check will be sent to your address of record. Proceeds for qualified accounts, including IRAs and other Custodial accounts, and certain Broker-controlled accounts as required by your Broker/Dealer of record, will automatically be issued to the Custodian or Broker/Dealer of record, as applicable. All custodial held and broker-controlled accounts must include the Custodian and/or Broker/Dealer signature.

☐ Cash/Check Mailed to Address of Record

☐      Cash/Check Mailed to Third Party/Custodian (Signature Guarantee required)

Name/Entity Name/Financial Institution: _______________________

Mailing Address: __________________________________________

City, State and Zip Code: ____________________________________

Account Number: __________________________________________

☐      Cash/Direct Deposit: Please attach a pre-printed voided check. (Signature Guarantee required) (Non-Custodial Investors Only)

I authorize VII Peaks Co-Optivist Income BDC II, Inc. or its agent to deposit my distribution into my checking or savings account. In the event that VII Peaks Co-Optivist Income BDC II, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Bank/Financial Institution: __________________________________

Mailing Address: __________________________________________

City, State and Zip Code: ____________________________________

Your Bank/Financial Institution’s ABA Routing Number: __________

Your Bank Account Number: _________________________________

☐      Checking Account

☐      Savings Account

Five	Distribution Reinvestment

Only applicable to Distribution Reinvestment Plan participants.	Your participation in the Distribution Reinvestment Plan will continue unless 1) you have no Shares outstanding after the completion of this Offer or 2) the Company is otherwise notified by you. If you wish to discontinue your participation, you must complete the Distribution Election Form which can be obtained by contacting VII Peaks Investor Relations at 855.889.1778.
Six	Authorized Signatures

By executing this Letter of Transmittal, the undersigned hereby delivers to the Company in connection with the Offer to Purchase the number of Shares indicated above.

All Custodial held and Broker-controlled accounts must include the Custodian and/or Broker/Dealer signature.

Additional documentation may be required if redeeming due to Death or from a Trust, Corporation, Pension Plan, or Partnership account. Contact Investor Relations for detailed instructions at 855.889.1778.

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IMPORTANT: Signature Guarantee is required if any of the following applies:

• Amount to be redeemed is $100,000 or more.

• The redemption is to be sent to an address other than the address we have had on record for the past 30 days.

• The redemption is to be sent to an address other than the address on record.

• If name has changed from the name in the account registration, we must have a one-and-the-same name signature guarantee. A one-and-the-same signature guarantee must state “<Previous Name> is one-and-the-same as <New Name>” and you must sign your old and new name.

• The redemption proceeds are deposited directly according to banking instructions provided on this form. (Non-Custodial Investors Only)

Signature(s) must correspond exactly with the name(s) and account registration in which you held the shares.	Investor Name (Please Print) Signature Date

Investor Name (Please Print) Signature Date
	Signature Guarantee Stamp (Affix Medallion or Signature Guarantee Stamp Below)	Custodian And/or Broker/Dealer Authorization (if applicable)
__________________________________ Signature of Authorized Person

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